               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 20, 2001 relating to the consolidated financial statements of Infotopia, Inc. and to the reference to our Firm under caption "Experts" in the Prospectus.



                                    /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

                                    Certified Public Accountants


New York, New York
March 26, 2001